UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 14, 2005

TUCOWS INC.
(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-28284	23-2707366
(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

96 Mowat Avenue, Toronto, Ontario, Canada		M6K 3M1
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (416) 535-0123

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 14, 2005, Tucows.com Co., a subsidiary of Tucows, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with Critical Path, Inc., a California corporation (“Critical Path”). The Agreement provides for the purchase by the Company of substantially all of the assets and certain liabilities of Critical Path’s Hosted Messaging business (the “Acquisition”).  The Company has agreed to pay to Critical Path $6,250,000.00 on the closing date as consideration for the Acquisition.  The Company will place an additional $1,750,000.00 into an escrow account, which shall be payable in whole or in part to Critical Path upon the satisfaction of certain conditions.  The Company and Critical Path expect the Acquisition to close during the first quarter of 2006.

The Company and Critical Path have made customary representations, warranties and covenants in the Agreement, including a covenant by Critical Path not to solicit or enter into any other discussions relating to the acquisition of all or a portion of the assets of the Hosted Messaging business.  The Company and Critical Path have also agreed not to solicit any employee of the other party for a period of one year after the effective time of the Acquisition.

Critical Path has also agreed that, for a period of one year after the effective time of the Acquisition: (a) it will not own, operate, control or otherwise participate in any business of the Hosted Messaging business, as purchased by the Company, anywhere in the world; and (b) it will not solicit any person who is, or who has been within the past two years, a customer of the Hosted Messaging business, for the purpose of providing any service or product that competes with the Hosted Messaging business.

The Agreement contains certain termination rights for both the Company and Critical Path and contains customary closing conditions.

A copy of the Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement.

A copy of the press release relating to the Agreement, dated December 14, 2005, is attached hereto as Exhibit 99.1

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Exhibit

2.1	Asset Purchase Agreement, dated as of December 14, 2005, between Critical Path and the Company.

In accordance with Item 601(b)(2) of Regulation S-K, the disclosure schedules and certain exhibits to the Agreement are omitted. We agree to furnish supplementally a copy of any omitted schedules or exhibits to the Commission upon request.

99.1	Press Release, dated December 14, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUCOWS INC.

	By:	/s/ Michael Cooperman
Michael Cooperman
Chief Financial Officer

Dated: December 19, 2005

EXHIBIT INDEX

Exhibit Number	Exhibit

2.1	Asset Purchase Agreement, dated as of December 14, 2005, between Critical Path and the Company.

In accordance with Item 601(b)(2) of Regulation S-K, the disclosure schedules and certain exhibits to the Agreement are omitted. We agree to furnish supplementally a copy of any omitted schedules or exhibits to the Commission upon request.

99.1	Press Release, dated December 14, 2005.